UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2021

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin S. Boyle, Sr. as Chief Executive Officer and Director

On August 22, 2021, the board of directors, or the Board, of ZIOPHARM Oncology, Inc., or the Company, appointed Kevin S. Boyle, Sr., age 48, as Chief Executive Officer of the Company, effective August 30, 2021. He was also appointed as the Company’s principal executive officer. Effective upon Mr. Boyle’s employment, Heidi Hagen, who has served as the Company’s Interim Chief Executive Officer since February 2021, will resign as the Company’s Chief Executive Officer. She will continue to serve as a member of the Board, a position she has held since June 2019.

On August 22, 2021, the Board also appointed Mr. Boyle as a member of the Company’s Board to fill a vacancy as a result of the increase in the size of the Board from seven to eight persons, effective August 30, 2021. Mr. Boyle will serve as a director until the Company’s upcoming 2022 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Boyle was not appointed to serve on any committees of the Company’s Board.

Prior to joining the Company, Mr. Boyle served as Chief Executive Officer of Kuur Therapeutics Inc. (formerly Cell Medica Ltd.), a biopharma company focusing on the development and commercialization of cancer therapies, from January 2020 until its acquisition by Athenex, Inc. in May 2021, after which Mr. Boyle supported the integration of Kuur’s CAR-NKT cell platform into Athenex’s Cell Therapy Division from May 2021 to August 2021. From February 2018 to January 2020, Mr. Boyle served as Chief Financial Officer at Kuur. Prior to joining Kuur, Mr. Boyle served as Chief Financial Officer of FloWorks International LLC from January 2015 November 2017. Mr. Boyle received a J.D. from the University of Pennsylvania Carey Law School, and a B.S. in Industrial Management from Carnegie Mellon University.

On August 30, 2021, the Company issued a press release announcing the appointment of Mr. Boyle as the Company’s Chief Executive Officer and director. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Employment Agreement

On August 24, 2021, the Company entered into an employment agreement, or the Agreement, with Mr. Boyle, governing the terms of his employment as the Company’s Chief Executive Officer.

Under the Agreement, Mr. Boyle is entitled to receive an annual base salary of $600,000. Mr. Boyle is also eligible to receive an annual performance bonus for each calendar year at the end of which he remains employed by the Company, including a bonus, on a pro-rated basis, for 2021. The target amount of the performance bonus is equal to 60% of Mr. Boyle’s base salary, with the actual bonus amount for the applicable calendar year to be determined by the Board or the Compensation Committee of the Board. Mr. Boyle is also entitled to receive a one-time sign-on bonus of $50,000, referred to as the Signing Bonus; provided that, in the event that his employment is terminated for Cause (as defined in the Agreement) or he resigns without Good Reason (as defined in the Agreement) on or prior to August 30, 2022, Mr. Boyle shall be required to repay the Signing Bonus in full, subject to certain deductions and withholding obligations. The Company is required to reimburse Mr. Boyle for all ordinary and reasonable out-of-pocket business expenses incurred by him in furtherance of the Company’s business, including all reasonable travel expenses and living expenses while away from home on Company business, in accordance with the Company’s policies with respect thereto as in effect from time to time.

On August 30, 2021, upon the commencement of his employment and pursuant to the Agreement, the Board granted Mr. Boyle an option to purchase 2,625,000 shares of the Company’s common stock, vesting quarterly over the term of four years starting with the date of grant, subject to Mr. Boyle’s continued service with the Company through each applicable vesting date. In addition, the Board granted Mr. Boyle an award of 875,000 shares of restricted common stock of the Company, vesting annually over the term of four years starting with the date of grant, subject to Mr. Boyle’s continued service with the Company through each applicable vesting date. The option and restricted stock award will be governed by the Company’s 2020 Equity Incentive Plan and the standard forms of stock option agreement and restricted stock agreement, as applicable, adopted thereunder. Such equity incentive awards are subject to accelerated vesting in circumstances described in the following paragraph. Under the Agreement, Mr. Boyle is also eligible for additional annual equity grants commencing in the first quarter of 2022 in accordance with the Company’s standard practices and upon the terms and conditions approved by the Board.

If (i) Mr. Boyle is terminated by the Company for a reason other than death, disability or “Cause” (as defined in the Agreement) or (ii) Mr. Boyle resigns for “Good Reason” (as defined in the Agreement), and Mr. Boyle has executed (without revocation) and timely returned to the Company a mutually agreed upon separation agreement including a standard release of claims, then Mr. Boyle will be entitled to receive a lump sum payment in an amount equal to the sum of (x) his then-current base salary and (y) the target amount of his annual performance bonus for the calendar year in which such termination occurs, which is hereinafter referred to as the Severance Payment Amount, payment of a one-time severance bonus in an amount equal to a pro-rata portion of the target amount of his annual performance bonus for the calendar year in which such termination occurs, payment of the Company’s portion of the contributions for health insurance coverage for twelve months, and accelerated vesting of Mr. Boyle’s equity incentive awards through, with respect to time-based equity incentive awards, the next twelve-month period immediately following the effective date of his termination and, with respect to performance-based equity incentive awards, the next applicable performance period immediately following the effective date of his termination. Any vested equity incentive awards held by Mr. Boyle shall remain exercisable until the earlier of (x) the date that is three years following the termination of his employment and (y) the expiration of the applicable term of the award.

In the case of a termination for a reason other than “Cause,” or resignation for “Good Reason,” in either case that occurs within 90 days prior to and in connection with a “Change of Control” (as defined in the Agreement) or within 18 months after the occurrence of a “Change of Control,” where Mr. Boyle has executed (without revocation) and timely returned to the Company a mutually agreed upon separation agreement including a standard release of claims, Mr. Boyle will be entitled to receive a lump sum payment in an amount equal to the product of the Severance Payment Amount multiplied by two, payment of a one-time severance bonus in an amount equal to a pro-rata portion of the target amount of his annual performance bonus for the calendar year in which such termination occurs, payment of the Company’s portion of the contributions for health insurance coverage for eighteen months. In addition, all unvested equity incentive awards held by Mr. Boyle at the time that such termination occurs will be accelerated and deemed to have vested as of the later of his employment termination date or the effective date of his separation agreement. Any vested equity incentive awards held by Mr. Boyle shall remain exercisable until the earlier of (x) the date that is three years following the termination of his employment and (y) the expiration of the applicable term of the award.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Agreement and is subject to and qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Boyle’s employment is at-will. There are no arrangements or understandings between Mr. Boyle and any other persons pursuant to which Mr. Boyle was appointed as Chief Executive Officer of the Company or a member of the Board of the Company. There are also no family relationships between Mr. Boyle and any director or executive officer of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointments as an officer and a director, the Company will enter into its standard form of indemnity agreement with Mr. Boyle, the form of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 31, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between ZIOPHARM Oncology, Inc. and Kevin S. Boyle, Sr., dated August 24, 2021.

99.1	Press Release of ZIOPHARM Oncology, Inc. dated August 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Timothy Cunningham
Date: August 30, 2021	Name:	Timothy Cunningham
	Title:	Interim Chief Financial Officer